Exhibit 99.1
For Immediate Release
Date: May 15, 2007

Contacts:	J. Williar Dunlaevy	Stephen M. Conley

	Chairman & Chief Executive Officer	Chief Financial Officer

Phone:	413-445-3500	413-445-3530

Email:	bill.dunlaevy@legacybanks.com	steve.conley@legacybanks.com
Legacy Bancorp, Inc. Holds Annual Meeting of Stockholders
PITTSFIELD, MASSACHUSETTS, (May 15, 2007) - Legacy Bancorp, Inc. (the “Company”or “Legacy”) (NASDAQ:LEGC), the holding company for Legacy Banks (the “Bank”), held its annual meeting of stockholders on May 10, 2007 at The Cranwell Conference Center in Lenox. Approximately 50 shareholders attended the meeting, held at The Cranwell Conference Center in Lenox. Three members of the Board of Directors, Eugene A. Dellea, Gary A. Lopenzina and Robert B. Trask, were reelected. The stockholders also ratified the appointment of Wolf & Company, P.C. as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.
J. Williar Dunlaevy, Chairman and Chief Executive Officer, also took the opportunity to update the shareholders on the activities of the Company as they were outlined in previous public announcements. Dunlaevy’s presentation at the shareholders’ meeting was previously filed with the SEC on May 10, 2007 and can be found on the Company’s website (www.legacybanks.com). Dunlaevy explained that through a variety of innovative initiatives, Legacy continues to enjoy success in a variety of areas. He emphasized Legacy’s dedication to serving the community’s financial needs as well as continuing its long history of contributing to the community both financially and through time and talent of Legacy associates. He noted that the Company continues to be focused on growth. He also reported that Legacy is continuing its expansion into the Capital District of New York, and that the Loan Production Office opened there last year is off to a good start. “We are focused on the needs and desires of our customers, anticipating and proactively addressing opportunities to be the very best at serving our customers and markets.”, he added.
Stephen M. Conley, Chief Financial Officer and Treasurer, reviewed the positive balance sheet growth trends for assets, loans and deposits since 2002, and also reviewed earnings performance and credit quality for past years. Conley also outlined First Quarter 2007 figures, which were released April 25, 2007.

“We are on a path of growth and hope to be reporting continued success in 2007,” Dunlaevy remarked. Following the meeting, Mr. Dunlaevy thanked the shareholders, employees and supporters of the Company for their contributions to a successful 2007.
FORWARD LOOKING STATEMENTS
Certain statements herein constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Legacy Bancorp, Inc. is engaged and changes in the securities market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.